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                                                              Exhibit 10.a(iii)

                                                      PLEASE RETURN THE ENCLOSED
                                                      COPY AFTER YOU HAVE SIGNED
                                                      AND PROVIDED THE REQUESTED
                                                      INFORMATION; PLEASE RETAIN
                                                                    THE ORIGINAL

                                     [Date]

Name
Address1
Address2
Address3
Address4

Dear Salutation:

      On behalf of the Company, I am pleased to inform you that on [date] the Organization and Compensation Committee of the Board of Directors granted you a non-qualified stock option pursuant to the Company's 1991 Long Term Stock Incentive Plan (the "Plan"), subject to the conditions set forth below and in the Appendix attached hereto. This option agreement and attached Appendix (the "Agreement") state the terms of the option and contain other provisions which on your acceptance commit the Company and you, so I urge you to read them carefully. For purposes of this Agreement, use of the words "employment" or "employed" shall be deemed to refer to employment by the Company and its subsidiaries and unless otherwise stated shall not include employment by an "Affiliate" (as defined in the Plan) which is not a subsidiary of the Company unless the Committee so determines at the time such employment commences.

      This option, if accepted by you, grants you the right to purchase
SHARES shares of the Company's $1.00 par value Common Stock at a price of [$____] per share, which the Committee has determined is the fair market value of a share of the Company's common stock on the date of grant as reflected by trades reported on the New York Stock Exchange.

WHEN THE OPTION IS EXERCISABLE AND TERMINATION

      This option is exercisable cumulatively in installments in the following manner:

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                                  Page 2                         [Date]

20%      of       such     shares  1 year after      [date]
20%      "        "        "       2 years after     "  "    "
20%      "        "        "       3 years after     "  "    "
20%      "        "        "       4 years after     "  "    "
20%      "        "        "       5 years after     "  "    "  but
                                   no later than     [date]

provided that, subject to the last sentence of this paragraph, on each date of exercise you qualify under the provisions of the Plan, including Section 6(a), subparagraphs (ii) (D) and (F), to exercise such option. All installments of the option as above described must be exercised no later than July 29, 2014; all unexercised installments shall lapse and the right to purchase shares pursuant to this option shall be of no further effect after such date. If during the option exercise periods your employment is terminated for any reason, the option shall terminate in accordance with Section 6 of the Plan.

      Enclosed please find, to the extent our records indicate you may not have previously received them, (i) the Company's latest annual report and proxy statement, (ii) Prospectus dated September 25, 2003 covering the shares which are the subject of this option, and (iii) a copy of the Plan, as amended and restated February 10, 2004. Copies are also available upon request to the Company. We suggest that you review each of these documents. The federal income tax attributes of non-qualified stock options are discussed in the Prospectus. This option does not qualify for the federal tax benefits of an "incentive stock option" under the Internal Revenue Code, as described in the Prospectus.

      Your acceptance of this option will acknowledge that you have read all of the terms and conditions set forth herein and in the attached Appendix and will evidence your agreement to all of such terms and conditions and to the incorporation of the Appendix as part of this Agreement.

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                                  Page 3                    [Date]

      Please complete your mailing address and Social Security number as indicated below and sign, date and return one copy of this option agreement to Eugene A. Gargaro, Jr., our Secretary, as soon as possible in order that this option grant may become effective.

                                            Very truly yours,

                                            MASCO CORPORATION

                                            Richard A. Manoogian
                                            Chairman of the Board
                                            and Chief Executive Officer

I accept and agree to all of the foregoing terms and conditions and the terms and conditions contained in the attached Appendix.

                                            _____________________________
                                            (Signature of Recipient)

                                            _____________________________

                                            _____________________________
                                            (Mailing Address)

                                            _____________________________
                                            (Social Security Number)

                                            Dated:______________________

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                          APPENDIX TO OPTION AGREEMENT

      In consideration of the grant of the option (the "Option") contained in the foregoing letter agreement into which this Appendix is incorporated (the "Agreement"), you agree that, with respect to all other grants of options and restricted stock or phantom stock awards or stock appreciation rights (the "Awards") which you have previously been granted under the 1991 Long Term Stock Incentive Plan (the "Plan") of Masco Corporation (the "Company") and similar Awards under all other plans of the Company and affiliated or formerly affiliated employers, the definition of "Change in Control" set forth in Section 6(g)(vi)(C) of the Plan shall constitute the exclusive definition of Change in Control for purposes of such Awards.

      The Company and you agree that all of the terms and conditions of the Option are reflected in the Agreement and in the Plan, and that there are no other commitments or understandings currently outstanding with respect to any other Awards except as may be evidenced by agreements duly executed by you and the Company.

      By signing the Agreement you acknowledge acceptance of the Option and receipt of the documents referred to in the Agreement and represent that you have read the Plan, are familiar with its provisions, and agree to its incorporation in the Agreement and all of the other terms and conditions of the Agreement. Such acceptance, moreover, evidences your agreement promptly to provide such information with respect to shares acquired pursuant to the Option, as may be requested by the Company or any of its subsidiaries or affiliated companies.

      If your employment with the Company or any of its subsidiaries is terminated for any reason, other than death, permanent and total disability, retirement on or after normal retirement date or the sale or other disposition of the business or subsidiary employing you, and other than termination of employment in connection with a Change in Control, and if any installments of the Option or any restoration options granted upon any exercise of the Option became exercisable within the two year period prior to the date of such termination (such installments and restoration options being referred to as the "Subject Options"), by accepting the Option you agree that the following provisions will apply:

      (1) Upon the demand of the Company you will pay to the Company in cash within 30 days after the date of such termination the amount of income realized for income tax purposes from the exercise of any Subject Options, net of all federal, state and other taxes payable on the amount of such income, plus all costs and expenses of the Company in any effort to enforce its rights hereunder; and

      (2) Any right you would otherwise have, pursuant to the terms of the Plan and this Agreement, to exercise any Subject Options on or after the date of such termination, shall be extinguished as of the date of such termination.

The Company shall have the right to set off or withhold any amount owed to you by the Company or any of its subsidiaries or affiliates for any amount owed to the Company by you hereunder.

      In addition you agree, in consideration for the grant of the Option and regardless of whether the Option becomes exercisable or is exercised, while you are employed or retained as a consultant by the Company or any of its subsidiaries and for a period of one year following any termination of your employment and, if applicable, any consulting relationship with the Company or any of its subsidiaries other than a termination in connection with a Change in Control, not to engage in, and not to become associated in a "Prohibited Capacity" (as hereinafter defined) with any other entity engaged in, any "Business Activities" (as hereinafter defined) and not to encourage or assist others in encouraging any employee of the Company or any of its subsidiaries to terminate employment or to become engaged in any such Prohibited Capacity with an entity engaged in any Business Activities. "Business Activities" shall mean the design, development, manufacture, sale, marketing or servicing of any product or providing of services competitive with the products or services of (x) the Company or any subsidiary if you are employed by or consulting with the Company at any time the Option is outstanding, or (y) the subsidiary employing or retaining you at any time while the Option is outstanding, to the extent such competitive products or services are distributed or provided either
(1) in the same geographic area as are such products or services of the Company or any of its subsidiaries, or (2) to any of the same customers as such products or services of the Company or any of its subsidiaries are distributed or provided. "Prohibited Capacity" shall mean being associated with an entity as an employee, consultant, investor or another capacity where (1) confidential business information of the Company or any of its subsidiaries could be used in fulfilling any of your duties or responsibilities with such other entity, (2) any of your duties or responsibilities are similar to or include any of those you had while employed or retained as a consultant by the Company or any of its subsidiaries, or (3) an investment by you in such other entity represents more than 1% of such other entity's capital stock, partnership or other ownership interests.

      Should you either breach or challenge in judicial or arbitration proceedings the validity of any of the restrictions contained in the preceding paragraph, by accepting the Option you agree, independent of any equitable or legal remedies that the Company may have and without limiting the Company's right to any other equitable or legal remedies, to pay to the Company in cash immediately upon the demand of the Company (1) the amount of income realized for income tax purposes from the exercise of any portion of the Option and any restoration options granted upon any exercise of the Option, net of all federal, state and other taxes payable on the amount of such income (and reduced by any amount already paid to the Company under the second preceding paragraph), but only to the extent such exercises occurred on or after your termination of employment or, if applicable, any consulting relationship with the Company or its subsidiary or within the two year period prior to the date of such termination, plus (2) all costs and expenses of the Company in any effort to enforce its rights under this or the preceding paragraph. The Company shall have the right to set off or withhold any amount owed to you by the Company or any of its subsidiaries or affiliates for any amount owed to the Company by you hereunder.

      By accepting the Option you: (a) agree to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes; (b) acknowledge that (1) all of your rights to the Option are embodied in the Agreement and in the Plan, (2) the grant and acceptance of the Option does not imply any commitment by the Company, a subsidiary or affiliated company to your continued employment or consulting relationship and (3) your employment status is that of an employee-at-will and in particular that the Company, its subsidiary or affiliated company has a continuing right with or without cause (unless otherwise specifically agreed to in writing executed by you and the Company) to terminate your employment or other relationship at any time; and (c) agree not to terminate voluntarily your current employment (or consulting arrangement, if applicable) for at least one year from the date of grant unless you have already agreed in writing to a longer period.

      Section 3 of the Plan provides, in part, that the Committee appointed by the Company's Board of Directors to administer the Plan shall have the authority to interpret the Plan and Award agreements, and decide all questions and settle all controversies and disputes relating thereto. It further provides that the determinations, interpretations and decisions of the Committee are within its sole discretion and are final, conclusive and binding on all persons. In addition, you and the Company agree that if for any reason a claim is asserted against the Company or any of its subsidiaries or affiliated companies or any officer, employee or agent of the foregoing which (1) is within the scope of the Dispute Resolution Policy (the terms of which are incorporated herein); (2) subverts the provisions of Section 3 of the Plan; or (3) involves any of the provisions of the Agreement or the Plan or the provisions of any other option agreements relating to Company common stock or restricted stock awards or other Awards or the claims of yourself or any persons to the benefits thereof, in order to provide a more speedy and economical resolution, the Dispute Resolution Policy shall be the sole and exclusive remedy to resolve all disputes, claims or controversies which are set forth above, except as otherwise agreed in writing by you and the Company or a subsidiary of the Company. It is our mutual intention that any arbitration award entered under the Dispute Resolution Policy will be final and binding and that a judgment on the award may be

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entered in any court of competent jurisdiction. Notwithstanding the provisions of the Dispute Resolution Policy, however, the parties specifically agree that any mediation or arbitration required by this paragraph shall take place at the offices of the American Arbitration Association located in the metropolitan Detroit area or such other location in the metropolitan Detroit area as the parties might agree. The provisions of this paragraph: (a) shall survive the termination or expiration of this Agreement, (b) shall be binding upon the Company's and your respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim based upon the Agreement, (c) shall supersede the provisions of any prior agreement between you and the Company or its subsidiaries or affiliated companies with respect to any of the Company's option or restricted stock incentive plans or other Awards to the extent the provisions of such other agreement requires arbitration between you and the Company or one of its subsidiaries, and (d) may not be modified without the consent of the Company. Subject to the exception set forth above, you and the Company acknowledge that neither of us nor any other person asserting a claim described above has the right to resort to any federal, state or local court or administrative agency concerning any such claim and the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute.

      The Agreement shall be governed by and interpreted in accordance with Michigan law.